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                                                                   EXHIBIT 10.8

                                   FORM OF

                   WIRELESS PRODUCTS DISTRIBUTION AGREEMENT


This Wireless Products Distribution Agreement (the "Agreement") is signed on June __, 2000 among: the Personal Communications Sector of Motorola, Inc., with offices in Libertyville, IL USA ("Motorola"); Motorola Israel, Ltd, an Israel corporation, with offices in Tel Aviv, Israel ("MIL") and Propel, Inc., a Delaware corporation, with offices in Schaumburg, IL, USA ("Propel"). Motorola, MIL and Propel may be referred to individually as a "Party" and collectively as the "Parties."

WHEREAS, Propel is a wholly owned subsidiary of Motorola, Inc. ("MINC");

WHEREAS, MINC intends to cause Propel to offer up to 20% of Propel's capital stock to the public through an initial public offering (the "IPO") to take place on or after the "Effective Date" (as defined in Paragraph 20.1, below);

WHEREAS, subsequent to the Effective Date, MINC intends to divest itself of all of its remaining interest in Propel;

WHEREAS, on or before the Effective Date, MINC shall transfer to Propel 100% of MIL, including the division currently known as the Personal Communications Sector of MIL ("PCS-I"), which is responsible for distribution of Products (as defined below) in the State of Israel;

WHEREAS, upon the transfer of MIL from MINC to Propel, the name of MIL shall be changed, and PCS-I shall become known as Wireless Distribution Services ("WDS"), an operating division of that renamed entity; and

WHEREAS, the Parties wish to have WDS continue to act as a distributor of Products in the State of Israel (the "Territory") on the terms and conditions set forth below;

NOW, THEREFORE, the Parties agree as follows:

1. DISTRIBUTION AGREEMENT. From the Effective Date, Motorola appoints WDS as its distributor for Products in the Territory for the Term (as defined in Paragraph 20.2, below), upon the terms and conditions in this Agreement. During the Term, WDS agrees to purchase from Motorola and Motorola agrees to sell to WDS the Products (as defined in Paragraph 2.1, below), for distribution by WDS in the Territory.

2.   PRODUCTS.

     2.1. For purposes of this Agreement, "Products" shall mean all current and future wireless subscriber units, parts and accessories manufactured and/or distributed by Motorola Personal Communications Sector, which will not necessarily be

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              manufactured by, but will be accounted for, at Motorola's
              discretion, by PCS EMEA. It is the intent of the Parties not to disrupt the distribution channels of the Motorola Commercial, Government and Industrial Solutions Sector for radio equipment and associated products.

     2.2. There shall be no restrictions on the Motorola facilities from which WDS may purchase Products under this Agreement.

     2.3. WDS agrees that it shall sell only Motorola-manufactured Products in the Territory, purchased from PCS. It is understood and agreed that, by mutual agreement, WDS shall also be entitled to distribute and sell any complementary products (including, without limitation, car kits) of a type not manufactured by Motorola.

     2.4. This Agreement is for sales of wireless subscriber units only and does not create any obligation on Motorola with respect to any other products or services of Motorola's Personal Communications Sector or any other division, group, affiliate or sector of MINC.

     2.5. Motorola may change the design or specifications of any Products at any time without liability or obligation to WDS or any third party purchasing through WDS. Motorola agrees that it shall give WDS field engineering personnel reasonable advance notice of any such changes as customary with its customers. In the event that any such changes to any Product which has been ordered by WDS render that Product unacceptable to the WDS customer(s) for which the Product was intended, WDS may cancel any such order without restriction (notwithstanding the terms of Paragraph 5.4, below). In the event of any change in the design or specifications of any Product, Motorola shall continue to supply WDS with spare parts necessary to perform warranty service for WDS customers who purchased such Product prior to the change, for a reasonable period of time thereafter.

3. ANNUAL VOLUME TARGETS. Annual Volume Targets ("AVTs") will be negotiated in good faith between WDS and Motorola, based on market conditions in the Territory, and WDS will use its best efforts to take delivery of at least the minimum number of units stated in the applicable AVT. Products may be aggregated to reach any AVT. In the event that Motorola is unable to offer and/or ship Products ordered by WDS, the applicable AVT will be adjusted accordingly.

4. FORECASTS. WDS, will provide Motorola on a monthly basis, not less than ten (10) days prior to the start of the next calendar month, a rolling 12-month forecast of WDS's estimated Product purchases (the "Forecast"). The Forecast will indicate the estimated unit volume purchases by month for each Product model. In exchange for this rolling forecast from WDS, Motorola will provide WDS with a corresponding order fulfillment plan covering the same time frame.


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5.   PURCHASE ORDER AND PAYMENT TERMS.

     5.1. All Product orders by WDS will be submitted to Motorola and will be only upon the terms and conditions of this Agreement.

     5.2. Motorola's invoice will not change the terms and conditions of this Agreement.

     5.3. Payment will be due the current month plus 30 days after the date of shipment of Products. WDS may not for any reason deduct any sums from amounts due to Motorola without the prior written consent of Motorola, unless required by law.

     5.4. WDS may cancel non-unique or non-proprietary orders without penalty if Motorola receives written notice of cancellation not less than 30 days before WDS's requested ship date for such order. For purposes of this Paragraph 5.4, an order will only be considered "unique" or "proprietary" if it involves unique or proprietary hardware. Any cancellation due to actions or inaction on the part of Motorola shall not result in any penalty to WDS.

6. INVENTORY REPORTING. WDS shall furnish Motorola with accurate monthly reports of WDS inventory (by major product category) of Products and general market and customer information. Each such inventory report shall be received by Motorola no later than the first Thursday following the last Saturday of each calendar month and shall only include all inventories maintained by WDS at its facilities in Israel.

7. DELIVERIES. All deliveries are ex-works (EXW Incoterms 1990) at the applicable Motorola facility. Title to the Products and risk of loss will pass to WDS upon such delivery.

8. LIEN. WDS hereby grants to Motorola a security interest and lien upon all of WDS's now existing or hereafter acquired inventory of the Products, and all of WDS's chattel paper, instruments, contract rights, general intangibles, accounts receivable and the proceeds thereof now existing or hereafter arising out of WDS's sale or other disposition of the Products. WDS agrees to cooperate in whatever manner requested by Motorola reasonably necessary to assist in perfecting and recording such security interest and lien. WDS shall provide Motorola with such financial information as Motorola reasonably requests to maintain WDS's credit approval.

9.   NO TRANSSHIPMENT OUTSIDE THE TERRITORY.

     9.1. WDS shall not knowingly, either directly or indirectly, transship, sell, or otherwise transfer Products outside of the Territory, and WDS shall incorporate and enforce this limitation in the conditions of appointment of any agent or distributor as a condition of sale or resale of Products.


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     9.2.     The restrictions contained in Paragraph 9.1, are a material condition to WDS's rights under this Agreement, and it is agreed that any direct or indirect distribution, transshipment and/or sale of Products outside the Territory by WDS or by any third party purchasing through WDS, where WDS knew or should have known that such third party would do so, will be a material breach of this Agreement and will result in irreparable injury to Motorola for which money damages will not be adequate. In the event of such breach the Parties agree that Motorola, in addition to any other remedies it may have at law and/or in equity, including but not limited to termination of this Agreement in whole or in part, may reject some or all purchase orders from WDS for any model or models of Product until WDS can demonstrate that WDS has adopted and maintains policies and procedures to prevent any such occurrences in the future.

     9.3. Without derogating from any rights that Motorola may have at law, the Parties agree, that for every Motorola wireless subscriber unit with an ESN traceable to purchases by WDS from Motorola that is resold outside the Territory in violation of Paragraphs 9.1 or 9.2, above, WDS will be subject, at Motorola's discretion, to reimburse Motorola for all expenses it incurs in the course of recovering the transshipped units and rectifying the situation.

10. MOTOROLA SUPPORT SERVICES. Motorola shall continue to make available to WDS - at the same time as they are made available to Motorola PCS business units - the following products, materials, support systems and services, the costs of which will be borne by Motorola:

     10.1. TECHNICAL SUPPORT. Motorola will provide product engineering information including: schematic diagrams for all service levels, spare parts, and access to relevant Motorola training programs.

     10.2. FIELD ENGINEERING. Motorola shall allow WDS to access relevant new, updated software releases and tools required for field engineering support of the Products, in a timely manner, as well as demonstration models for field engineering testing, type approval and friendly-user testing purposes in advance of formal product launch. It is understood and agreed that all releases, tools and models provided by Motorola to WDS under this Paragraph 10.2 are provided on an "as-is" basis, and that no additional obligations or warranties will arise out of Motorola's provision of such goods and materials.

     10.3. SALES SUPPORT. WDS shall have electronic access to Motorola sales support networks and systems according to Motorola's Corporate Policy. WDS and Motorola shall agree, in good faith, on the process to be used by WDS to communicate with Motorola for the implementation of this Agreement. The parties will endeavor to use electronic media while contemplating the need for restricted access to Motorola proprietary information. The specific details for the implementation will be worked out through consultation between the IT managers


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              of Motorola PCS, Propel and WDS and be resolved within 90 days from the Effective Date of this Agreement.

     10.4. PROMOTIONAL MATERIALS. Motorola shall provide WDS with demonstration models, including both hardware and software, dummies and in-store promotional materials upon terms to be agreed, and

     10.5. Any and all other services now or in the future routinely offered by Motorola, at its cost, to other Motorola PCS distributors.

11. WARRANTY AND REPAIR SERVICE. The supply of Warranty and Repair Services by WDS in the Territory will be covered by a separate Hub agreement to be negotiated in good faith by the Parties within 30 days from the date of the signature of this Agreement. The Hub agreement will include the costs to be paid by Motorola with regard to WDS service costs, in-warranty replacement units and field engineering, consistent with Motorola's standard practices and will also include the existing warranty service commitments to customers in the Territory. Motorola is conscious that in the unlikely event of an "epidemic" failure, it will consider in good faith taking appropriate measures to deal with the situation. However, Motorola's warranty will not be enlarged, and no obligation or liability will arise out of Motorola's rendering of technical advice, facilities or service in connection with WDS's purchase of the Products furnished.

12. FORCE MAJEURE. No Party will be liable for any delay or failure to perform due to any cause beyond its reasonable control. Causes include but are not limited to strikes, acts of God, acts of another Party, interruptions of transportation difficulties inability or increased expense in obtaining necessary labor, materials or facilities, or default of any suppliers, or delays in Israeli type approval or license grant. The delivery schedule will be considered extended by a period of time equal to the time lost because of any excusable delay.

13. WARRANTY. Motorola warrants each Product only to the original subscriber buyers or lessees only in accordance with the Limited Warranty that Motorola ships with such Product, and makes no representation or warranty of any other kind, express or implied. EXCEPT AS OTHERWISE PROVIDED IN THE LIMITED WARRANTY, MOTOROLA SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. If any Product is defective at time of delivery to WDS, WDS's sole remedy will be to return the Product to Motorola for replacement or repair, as determined solely by Motorola.

14. PATENT AND COPYRIGHT. Motorola agrees to defend, at its expense, any suits against WDS or Propel based upon a claim that any Products furnished hereunder directly infringes a U.S. patent or copyright and to pay costs and damages finally awarded in any such suit, provided that Motorola is notified promptly in writing of the suit and at Motorola's request and at its expense is given control of said suit and all requested assistance for defense of same. If the use or sale of any Product(s) furnished hereunder is enjoined as a result of such suit, Motorola at its option and at no expense to WDS, will obtain for WDS


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     the right to use or sell said Product(s) or will substitute an equivalent
     Product reasonably acceptable to WDS and extend this indemnity thereto or will accept the return of the Product(s) and reimburse WDS the purchase price therefor, less a reasonable charge for reasonable wear and tear. This indemnity does not extend to any suit based upon any infringement or alleged infringement of any patent or copyright by the alteration of any Products furnished by Motorola or by the combination of any Product(s) furnished by Motorola and other elements nor does it extend to any Product(s) of WDS's design or formula. The foregoing states the entire liability of Motorola to WDS for patent or copyright infringement. IN NO EVENT WILL MOTOROLA BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM INFRINGEMENT OR ALLEGED INFRINGEMENT
     OF PATENTS, COPYRIGHTS, OR OTHER INTELLECTUAL PROPERTY RIGHTS.

15. TAXES. Except for the amount, if any, of state and local tax stated in the Agreement, the pricing set forth in Attachment A is exclusive of any amount for Federal, State and/or Local excise, sales, use, property, retailer's, occupation or any other assessment in the nature of taxes however designated, on the Products provided under this Agreement. If any such excluded tax (exclusive of any taxes measured by Motorola's net income or taxes based on Motorola's gross receipts or based on Motorola's franchise) is determined to be applicable to this transaction, or to the extent Motorola is required to pay or bear the burden thereof, such tax will be added to the pricing referred to in Attachment A and paid by WDS. Personal property taxes assessable on the Products will be the responsibility of WDS. In the event WDS claims exemption from sales, use or other such taxes under this Agreement, WDS will provide Motorola with an exemption certificate or other evidence to establish WDS's exempt status, and will hold Motorola harmless of any subsequent assessments levied by a proper taxing authority for such taxes, including interest, penalties, and late charges.

16. TECHNICAL ASSISTANCE. Motorola's warranty will not be enlarged, and no obligation or liability will arise out of Motorola's rendering of technical advice, facilities or service in connection with WDS's purchase of the Products furnished.

17.  LIMITATION OF LIABILITY. MOTOROLA'S TOTAL LIABILITY, WITH RESPECT TO
     ANY PRODUCTS TRANSFERRED TO WDS AND/OR UNDER THE TERMS OF THIS AGREEMENT, WHETHER FOR BREACH OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, IS LIMITED TO THE PRICE OF THE PARTICULAR PRODUCTS SOLD HEREUNDER WITH RESPECT TO WHICH LOSSES OR DAMAGES ARE CLAIMED. WDS'S SOLE REMEDY IS TO REQUEST MOTOROLA, AT MOTOROLA'S OPTION, TO EITHER REFUND THE PURCHASE PRICE, REPAIR OR REPLACE PRODUCT(S) THAT ARE NOT AS WARRANTED. IN NO EVENT WILL MOTOROLA BE LIABLE FOR ANY LOSS OF USE, LOSS OF TIME, INCONVENIENCE, COMMERCIAL LOSS, LOST PROFITS OR SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW. NO ACTION WILL BE BROUGHT FOR ANY BREACH OF THIS CONTRACT MORE


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      THAN TWO (2) YEARS AFTER THE ACCRUAL OF SUCH CAUSE OF ACTION EXCEPT FOR
      MONEY DUE UPON OPEN ACCOUNT.

18. LOGOS AND TRADEMARKS. During the Term of this Agreement, WDS and its dealers and distributors shall have the right to use the logos "Motorola Cellular Telephones" and "Motorola Authorised Distributor," or any other trademarks, trade names, corporate slogans, corporate logos, and product designations routinely used by other Motorola PCS distributors, in the conduct of its business. With the exception of the use of those logos by WDS, in order that each Party may protect its trademarks, trade names, corporate slogans, corporate logo, goodwill and product designations, no Party will have any right to use any other marks, names, slogans or designations of any other Party in the sales, lease or advertising of any Products or on any Product container, component part, business forms, sales, advertising and promotional materials or other business supplies or material, whether in writing, orally or otherwise, except upon express prior written consent of such other Party. WDS shall not engage in or encourage any practice that may be detrimental to the goodwill or brand names of Motorola. Motorola logos and trademarks shall be used only in accordance with Motorola guidelines.

19.   PARTY RELATIONSHIP.

      19.1. Each Party will be deemed to be an independent contractor and not an agent, joint venturer, or legal representative of any other, and no Party may create any obligations or responsibilities on behalf of or in the name of any other. Under no circumstances may WDS hold itself out to be a partner, employee, franchisee, legal representative, servant or agent of Motorola. WDS will not impose or create any obligation or responsibility, express or implied, or make any promises, representations or warranties on behalf of Motorola, other than as expressly provided in this Agreement.

      19.2. All Parties will refrain from activities which are illegal, unethical or which might bring any Party or the Products into disrepute or which might constitute or give the appearance of impropriety. All Parties will co-operate fully in the investigation of such matters and breach of this condition by any Party will entitle the non-breaching Party to terminate this Agreement upon written notice to the other, provided that the breaching Party has not cured or remedied the alleged breach within 30 days of receipt of such notice.

20. WAIVER. The failure of any Party to insist in any one or more instances, upon the performance of any of the terms or conditions of or to exercise any right under this Agreement will not be construed as a waiver or relinquishment of the future performance of any such terms or conditions or the future exercise of such right but the obligation of any other Party with respect to such future performance will continue in full force and effect.

21.   TERM AND TERMINATION.


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      21.1.   EFFECTIVE DATE. The "Effective Date" of this Agreement shall be the date of the IPO of Propel. The IPO of Propel, and the prior or contemporaneous transfer of MIL to Propel, shall be conditions precedent to this Agreement becoming effective: This Agreement shall not become effective unless and until the IPO occurs. For the avoidance of doubt, the Parties agree that this Agreement will be re-executed on or after the Effective Date by the renamed MIL, and that all references to MIL in the re-executed Agreement will be changed to reflect the new name of that entity. Apart from that change, the Parties will make no additional changes to the re-executed version of this Agreement.

      21.2. TERM. The "Term" of this Agreement will be for a period of five years following the Effective Date. This Agreement shall be automatically renewed, and the Term extended, for successive one-year terms unless either Motorola or Propel gives six-months' written notice to the other Parties of its intent to terminate the Agreement. Notwithstanding any number of renewals, this Agreement will be deemed a fixed term agreement and not an agreement of indefinite term. Nothing contained in this Agreement will be deemed to create any express or implied obligation on any Party to renew or extend this Agreement or to create any right to continue this Agreement on the same terms and conditions.

      21.3. TERMINATION FOR DEFAULT. In the event that any Party is in breach of any of the terms or conditions of this Agreement and such breach continues for a period of thirty (30) days after a non-breaching Party has given the breaching Party written notice of such breach, then subject to the other terms and conditions of this Agreement, the non-breaching Party, in addition to other rights and remedies it may have in law or equity, will have the right to immediately terminate this Agreement without any liability whatsoever. Additionally, any Party may terminate this Agreement immediately if any other Party: (i) assigns any of its rights under this Agreement;
              (ii) fails to make any payment when due, within 30 days' of receipt of notice from the other Party that such payment has not been received when due; (iii) makes an assignment for the benefit of its creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of its assets;
              (iv) files for relief under state or federal bankruptcy laws or has an involuntary petition filed against it not dismissed within 30 days; or (v) discloses terms of this Agreement in violation of Paragraph 24.6 below; (vi) breaches the provisions of Clause 18.2 (and fails to cure or remedy that breach within 30 days of receipt of notice from the non-breaching Party); or (vii) violates applicable laws.

      21.4. EFFECT OF TERMINATION. Upon termination of this Agreement for any of the reasons set forth in this Agreement: (i) Motorola shall be relieved of any obligations to make any shipments hereunder and may cancel all of WDS's unshipped orders for Products, regardless of previous acceptance by Motorola of such orders, and Motorola shall have no obligation or liability to WDS or any other party in


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              connection with such cancellations; (ii) all outstanding invoices to WDS and other amounts due to Motorola from WDS shall become immediately due and payable, and each invoice not yet submitted to WDS for Products shipped prior to termination will be due and payable immediately upon submission of such invoice to WDS;
              (iii) WDS will immediately discontinue any use of all Motorola names and trademarks in association with the Products, as well as any other combination of words, designs, trademarks or trade names that would indicate that WDS is or was an authorized distributor of the Products; and (iv) within five (5) working days after termination, WDS will deliver to such address as Motorola will specify all Motorola property, including, but not limited to, all equipment, customer data, software items, catalogs, drawings, designs, engineering photographs, samples, literature, sales aids and any confidential business information and trade secrets of Motorola in WDS's possession along with all copies thereof. Motorola's acceptance of any order by WDS for Products after the termination of this Agreement will not be construed as a renewal or extension of this Agreement, nor as a waiver of termination of this Agreement.

      21.5. SURVIVAL OF TERMS. The terms, provisions, representations and warranties contained in this Agreement that by their sense and context are intended to survive the performance thereof by any or all Parties will so survive the completion of performances and termination of this Agreement, including without limitation the making of any and all payments due under this Agreement.

22. U.S. GOVERNMENT SALES. In the event that WDS elects to sell Motorola products or services to the U.S. Government or any state, local or non-U.S. Government entity (including but not limited to a non-U.S. Government entity that receives funding from the U.S. Government), or to a prime contractor or other subcontractor selling to such entities, WDS does so solely at its own option and risk. Except as Motorola expressly accepts specific terms in writing, WDS remains exclusively responsible for compliance with all procurement laws, regulations or guidelines governing such sales and agrees not to obligate Motorola as a subcontractor or otherwise to such entities. Further, Motorola makes no representations, certifications or warranties whatsoever with respect to the ability of its goods, services or prices to satisfy any such statutes, regulations or guidelines.

23. DISPUTE RESOLUTION. The Parties agree that any claims or disputes will be submitted to non-binding mediation prior to initiation of any formal legal process provided, however, that this provision shall not preclude any Party from resorting to judicial proceedings if: (i) good faith efforts to resolve the dispute under mediation are unsuccessful; or
      (ii) the claim or dispute relates to intellectual property rights; or
      (iii) interim relief from a court is necessary to prevent serious and irreparable injury to the Party or to third parties.

24. NOTICES. All notices required or permitted under this Agreement will be sent by fax, overnight courier or registered to certified mail to the appropriate Party at its address stated on the first page of this Agreement (or to a new address if the other has been


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      properly notified of the change). If to Motorola, the notice must be addressed to General Manager, Personal Communications Sector. A notice will not be effective until the addressee actually receives it.

25.   GENERAL.

      25.1.   ENTIRE AGREEMENT. This Agreement, together with its
              Attachments, constitutes the entire and final expression of agreement among the Parties pertaining to its subject matter and supersedes all other communications among the Parties.

      25.2. HEADINGS. Headings used in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

      25.3. AMENDMENTS. Except as otherwise expressly permitted, no alterations or modifications of this Agreement will be binding upon any Party unless made in writing and signed by an authorized representative of that Party.

      25.4. SEVERABILITY. If any term or condition of this Agreement will to any extent be held by a court or other tribunal to be invalid, void or unenforceable, then that term or condition will be inoperative and void insofar as it is in conflict with law, but the remaining rights and obligations of the Parties will be construed and enforced as if this Agreement did not contain the particular term or condition held to be invalid, void or unenforceable.

      25.5. ASSIGNMENT. Each party may assign this Agreement to its affiliate implementing this Agreement and subject to the provisions of this Clause no Party may otherwise assign any of its rights under this Agreement without the other Parties' prior written approval, which shall not be unreasonably withheld.

      25.6. CONFIDENTIALITY. No Party may disclose the terms of this Agreement to any other party without the prior written consent of the other Parties, provided that a Party may make such disclosure upon order of a court of competent jurisdiction subject to first providing the other Parties with prompt written notice of such court order to allow the other Parties to seek relief from such order. In the event that a Party so discloses without consent of the other Parties, or notice in the event of court ordered disclosure, the other Parties may immediately terminate this Agreement.

      25.7. CHOICE OF LAW. This Agreement will be governed by the laws of the State of Illinois, without regard to its conflict of laws rules and the parties exclude the application of the UN Convention of Contracts for International Sales of Goods 1980. Each party consents to the exclusive jurisdiction of any state or federal court within Cook County in the State of Illinois and irrevocably agrees that all actions or proceedings arising under or relating to this Agreement shall be litigated in any such court. Each Party waives any objection which it may have based upon improper venue or forum non conveniens to the conduct of any


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              proceeding in any such court.

IN WITNESS, the Parties have executed this Agreement by their authorized representatives.

MOTOROLA INC.                               PROPEL, INC.



---------------------------------           ---------------------------------
Merle Gilmore                               J. Michael Norris
President                                   President
Communications Enterprise                   Propel, Inc.
Motorola, Inc.



MOTOROLA ISRAEL, LTD.



--------------------------------
Merle Gilmore
Director


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ATTACHMENT A
COMMERCIAL ISSUES


      [THIS PORTION OF THE DISTRIBUTION AGREEMENT IS CONFIDENTIAL
      AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
      EXCHANGE COMMISSION]







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